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EXHIBIT 10.10

RELATIONSHIP AGREEMENT

between

INNIO N.V.

as the Company

and

AI Alpine (Luxembourg) S.à r.l.

as the Investor

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RELATIONSHIP AGREEMENT

THIS AGREEMENT IS MADE ON [•], 2026 BETWEEN

1.
INNIO N.V., a public company with limited liability (naamloze vennootschap) under Dutch law, having its corporate seat in Amsterdam (address: Nymphenburger Strasse 5, 80335 Munich, Germany, trade register number: [•]) (the "Company"); and

2.
AI Alpine (Luxembourg) S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with its corporate seat in 2-4 rue Beck, L‑1222 Luxembourg, registered with the commercial register of Luxembourg (Registre de Commerce et des Sociétés) under number B228587 (the "Investor").

WHEREAS

A.
The Investor Parents currently hold, indirectly, the majority of the issued and outstanding equity interests in the Investor and control, indirectly, the majority of the voting rights attached to those equity interests.

B.
The Investor currently directly holds all Shares and directly controls all voting rights attached to such Shares.

C.
It is envisaged that, shortly after the execution of this Agreement, the Company and the Investor shall pursue the Offering.

D.
Upon the consummation of the Offering, assuming the exercise in full of the underwriters' option (granted in connection with the Offering) to purchase additional Shares, the Investor will hold Shares representing approximately [•] percent ([•]%) of the Share Capital.

E.
The Parties have agreed to enter into this Agreement to regulate the relationship between them and to govern the exercise by the Investor of certain rights in respect of the Company.

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NOW HEREBY AGREE AS FOLLOWS

DEFINITIONS AND INTERPRETATION

1.1
Definitions
1.1.1
In this Agreement the following definitions shall apply:

Affiliate

As used in relation to any entity, shall mean any other entity that, directly or indirectly, controls, is controlled by, or is under common control with, such first entity from time to time, provided in any event that the holding of more than fifty percent (50%) of the capital and/or voting rights in another entity or the power to, directly or indirectly and by whichever means, direct, or cause the direction of, the management of another entity shall irrefutably be deemed to confer "control" over such entity, the terms "control" and "controlled" shall be construed accordingly.

Agreement	This relationship agreement.
Applicable Law

Mandatory provisions of applicable law, SEC rules or the listing rules of any stock exchange selected by the Company and where Company securities have been admitted to trading with the Company's approval or cooperation.

Approval Catalogue	The document attached as Schedule A.
Article	An article of this Agreement.
Articles of Association	The Company's articles of association.
Audit Committee	The Company's audit committee.
Board	The Company's board of directors.
Board Meeting	A meeting of the Board.
Board Rules	The internal rules of the Board, in the form attached as Schedule B.

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Block Trade	A Transfer of Shares by the Investor representing at least one percent (1%) of the Share Capital at that time, other than as part of a Private Placement or a Public Offering.
Business Day

Any day, other than Saturday and Sunday, on which the bank offices of the commercial banks in Boston (MA), United States, Luxembourg, Grand Duchy of Luxembourg, Frankfurt, Germany, Abu Dhabi, United Arab Emirates and London, England are open for their ordinary banking business.

C-Level Managers	The CEO, the CFO and the Company’s Chief Technology Officer and (if appointed) the chief operating officer of the Company.
CEO	The Company's Chief Executive Officer.
CFO	The Company's Chief Financial Officer.
Chairperson	The chairperson of the Board.
Committees	The Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.
Compensation Committee	The Company's compensation committee.
DCC	The Dutch Civil Code.
Director	A member of the Board.
Executive Director	An executive Director.
General Meeting	The Company's general meeting.
Group	The Company and its Subsidiaries from time to time.
Investor Director	An Investor Nominee serving as a Non-Executive Director.
Investor Director A	An Investor Director designated by the Investor as being a “class A” Investor Director.

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Investor Nominee	An individual nominated by the Investor for appointment or re-appointment as a Non-Executive Director in accordance with the Articles of Association and this Agreement.
Investor Parents

AI Alpine (Luxembourg) Intermediate S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with its corporate seat in 2-4 rue Beck, L‑1222 Luxembourg, registered with the commercial register of Luxembourg (Registre de Commerce et des Sociétés, Luxembourg) under number B229482 ("Advent"), and Luxinva S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, having its registered office at 51, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B128373 ("Luxinva"), their respective legal successors, and any entity/ies to whom Advent and/or Luxinva (directly and/or indirectly) transfer(s) its/their respective (indirect) interests (or any portion thereof) in the Investor following the date of this Agreement for as long as such entity/entities is/are (i) Advent International, L.P., Affiliates of Advent International, L.P. or any entity directly and/or indirectly majority-owned by any funds in respect of which Advent International, L.P. or any of its Affiliates acts as management or advisory entity and/or (ii) Affiliates of Luxinva (for as long as Luxinva is directly and/or indirectly wholly owned by the Government of the Emirate of Abu Dhabi) or any entity that is directly and/or indirectly wholly owned by the Government of the Emirate of Abu Dhabi, provided that in case of a full (direct and/or indirect) transfer by an Investor Parent of its respective interest in the Investor, such transferring entity shall cease to qualify as ‘Investor Parent’.

Investor Shareholding	The Shares held by the Investor at the relevant time.

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MNPI

Any material information concerning the Company or any of its Subsidiaries or their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD issued by the SEC. For purposes of this definition, "material information" means information that would reasonably be expected to be material for purposes of the United States federal securities laws.

New Securities	Shares, or rights to subscribe for Shares (rechten tot het nemen van aandelen), issuable by the Company following completion of the Offering.
Nomination and Corporate Governance Committee	The Company's nomination and corporate governance committee.
Non-Executive Director	A non-executive Director.
Non-Investor Director	A Non-Executive Director who is not an Investor Director.
Offering	The Public Offering of Shares by [the Company and] the Investor as contemplated by the prospectus contained in the Registration Statement.
Party	A party to this Agreement.
Permitted Issuance

Any of the following:

a.
any issuance of Shares pursuant to the Offering (including pursuant to the exercise, in whole or in part, of the underwriters' option, granted in connection with the Offering, to purchase additional Shares);

b.
any issuance of New Securities pursuant to the exercise, conversion or exchange of any options, warrants, convertibles or other securities outstanding on the date of this Agreement and referred to in the Registration Statement (including the prospectus contained therein);

c.
any issuance of New Securities pursuant to the Company's employee benefit plans, non-employee director equity plans or any other equity incentive plan referred to in the Registration Statement (including the prospectus contained therein);

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d.
any issuance of New Securities in connection with a commercial transaction (including strategic mergers, demergers and acquisitions, strategic alliances, commercial lending relationships, joint ventures, licensing agreements, collaboration agreements and strategic acquisitions);

e.
any issuance of New Securities to the Investor, any of its Affiliates, any Investor Parent or any Permitted Transferee; and

f.
any issuance of New Securities pursuant to which the percentage of the Share Capital represented by the Investor Shareholding would not decrease.

Permitted Transferee

Each Investor Parent, any entity of which any Investor Parent (or the Investor Parents jointly), directly or indirectly, own the majority of the issued and outstanding equity interests and control the majority of the voting rights attached to such equity interests as well as any entity which is (i) Advent International, L.P., an Affiliate of Advent International, L.P. or an entity directly and/or indirectly majority-owned by any funds in respect of which Advent International, L.P. or any of its Affiliates acts as management or advisory entity and/or (ii) an Affiliate of Luxinva (for as long as Luxinva is directly and/or indirectly wholly owned by the Government of the Emirate of Abu Dhabi) or any entity that is directly or indirectly wholly owned by the Government of the Emirate of Abu Dhabi.

Private Placement

A Transfer of Shares by the Investor representing at least one percent (1%) of the Share Capital at that time as part of a private placement which requires the Company's involvement in the form of a management road show, due diligence assistance and/or the preparation by the Company of financial information (including pro forma financial information) or any prospectus, registration statement, offering memorandum or similar document (and which, for the avoidance of doubt, is not a Public Offering).

Public Offering	A public offering of Shares by the Investor representing at least one percent (1%) of the Share Capital at that time and which requires the Company's involvement in the form of a management road show,

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due diligence assistance and/or the preparation by the Company of financial information (including pro forma financial information) or any prospectus, registration statement, offering memorandum or similar document.

Registration Statement	The Company's registration statement on Form S-1 declared effective by the SEC on [•], 2026.
Schedule	A schedule to this Agreement.
SEC	The U.S. Securities and Exchange Commission.
Securities Issuance	Any issuance of New Securities by the Company, excluding any Permitted Issuance.
Share	An ordinary share in the Company's capital.
Share Capital	The Company's issued share capital at the relevant time.
Simple Majority	A simple majority of votes cast.
Subsidiary	A subsidiary of the Company within the meaning of Section 2:24a DCC.
Subscription Documentation	The definitive, or substantially definitive, deeds and agreements setting out the terms and conditions pursuant to which a Securities Issuance is envisaged to be consummated.
Subscription Rights Notice

The written notice by the Company to the Investor of an envisaged Securities Issuance, stating the number (or, if applicable, the envisaged minimum and maximum numbers) and type of New Securities the Company intends to issue and the issue, subscription, purchase, conversion, exchange or exercise price, as applicable, of those New Securities (or, if applicable, the envisaged price range).

Sunset Percentage	Fifteen percent (15%) of the Share Capital.
Transfer	Any direct sale or transfer of the legal or economic ownership of Shares.

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1.1
Interpretation

1.1.1
References to statutory provisions are to those provisions as they are in force from time to time.

1.1.2
Terms that are defined in the singular have a corresponding meaning in the plural.

1.1.3
Words denoting a gender include each other gender.

1.1.4
Except as otherwise required by law, the terms "written" and "in writing" include the use of electronic means of communication.

1.1.5
No provision of this Agreement shall be interpreted adversely against a Party solely because that Party was responsible for drafting that particular provision.

1.1.6
Although this Agreement has been drafted in the English language, this Agreement pertains to Dutch legal concepts. Any consequence of the use of English words and expressions in this Agreement under any law other than Dutch law shall be disregarded.

1.1.7
The words "include", "included" and "including" are used to indicate that the matters listed are not a complete enumeration of all matters covered.

1.1.8
The titles and headings in this Agreement are for construction purposes as well as for reference. No Party may derive any rights from such titles and headings.

GOVERNANCE

2.1
Board composition

2.1.1
Prior to the completion of the Offering, the Board shall be composed as follows:
a.
Executive Directors:
i.
Dr. Olaf Berlien, Executive Director and CEO;
ii.
Dr. Dennis Schulze, Executive Director and CFO;
b.
Non-Executive Directors:
i.
Mr. T. Linebarger, Non-Executive Director and Chairperson;
ii.
Mr. L. Banks, Non-Executive Director;
iii.
Mr. A. Chauhan, Non-Executive Director;
iv.
Mrs. N. Giadrossi, Non-Executive Director;
v.
Mr. S. Klebert, Non-Executive Director;
vi.
Mr. R. Sen, Non-Executive Director;

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vii.
Mrs. K. Sonnenmoser, Non-Executive Director;
viii.
Mr. R. Thuerbach, Non-Executive Director; and
ix.
Mr. C. Yetman, Non-Executive Director.

2.1.2
Prior to the completion of the Offering, the following Non-Executive Directors shall serve as the Investor Directors:
a.
Mr. R. Sen;
b.
Mr. R. Thuerbach; and
c.
Mr. A. Chauhan.

2.1.3
Following consummation of the Offering, Directors shall be appointed, suspended and dismissed in accordance with the Articles of Association (including the nomination rights of the Investor provided therein) and with due observance of the Board Rules and this Agreement. Upon the appointment or re-appointment of one or more Directors, the Parties shall observe and give effect to the nomination rights of the Investor under the Articles of Association. When exercising its nomination rights under the Articles of Association, the Investor shall observe, and not nominate any person whose appointment or re-appointment would cause non-compliance with, any requirements that apply to the composition of the Board or individual Non-Executive Directors pursuant to Applicable Law.

2.1.4
The Company shall not take any action to cause the Board to propose to the General Meeting the suspension or dismissal of an Investor Director, unless in case of gross negligence, willful misconduct or fraud on the part of such Investor Director.

2.2
Committee composition

2.2.1
Prior to the completion of the Offering, the Committees shall be composed as follows:
a.
Audit Committee:
i.
Mrs. K. Sonnenmoser, chairperson;
ii.
Mrs. N. Giadrossi;
iii.
Mr. C. Yetman; and
iv.
Mr. L. Banks;
b.
Compensation Committee:
i.
Mr. L. Banks, chairperson;
ii.
Mr. T. Linebarger; and
iii.
Mr. R. Thuerbach;
c.
Nomination and Corporate Governance Committee:
i.
Mr. T. Linebarger, chairperson;
ii.
Mr. S. Klebert; and
iii.
Mr. R. Sen.

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2.3
Observers

2.3.1
Until occurrence of the later of (i) the Investor Shareholding ceasing to represent at least the Sunset Percentage and (ii) no Investor Director serving on the Board, the Investor may nominate up to four (4) individuals to serve as observers on the Board, in which case the Board shall appoint such observers, subject to such observers having entered into an Observer Agreement with the Company substantially in the form attached as Schedule C.

2.3.2
If and when the Investor ceases to be entitled to nominate any individuals to serve as observers on the Board pursuant to Article 2.3.1, the Investor shall promptly cause the observers then serving on the Board pursuant to Article 2.3.1 to terminate their Observer Agreement.

2.4
Board functioning

2.4.1
The Board shall operate under and be subject to the Board Rules.

2.4.2
If and for as long as the Investor Shareholding represents at least the Sunset Percentage, resolutions of the Board can only be passed, irrespective of whether this occurs at a meeting of the Board or otherwise, if at least one Investor Director A who is allowed to exercise his/her voting rights under Applicable Law is present or represented, provided, however, that if such quorum requirement is not met with respect to any Board Meeting due to all Investor Directors A not being present or represented at such Board Meeting, a new Board Meeting may be convened with the same agenda as the initial Board Meeting and, at such new Board Meeting, no quorum requirement shall apply (but, for the avoidance of doubt, always subject to Article 2.4.4). For the avoidance of doubt, if there is no Investor Director A in office, or if all (or the sole) Investor Director(s) A in office is/are not allowed to exercise their voting rights under Applicable Law on a certain resolution, the quorum requirements set forth in this Article 2.4.2 shall not apply with respect to that resolution.

2.4.3
The Board shall strive for consensus in its decision-making among the Directors. If such consensus cannot be reached, resolutions of the Board shall be passed, irrespective of whether this occurs at a meeting of the Board or otherwise, by Simple Majority, subject to Article 2.4.4 and the quorum requirement laid down in Article 2.4.2.

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2.4.4
If and for as long as the Investor Shareholding represents more than:

a.
twenty-five percent (25%) of the Share Capital, the matters reflected in Part A of the Approval Catalogue; and

b.
fifty percent (50%) of the Share Capital, the matters reflected in Parts A and B of the Approval Catalogue,

shall always require a resolution of the Board and such resolution shall always require the affirmative vote of at least one Investor Director A (unless no Investor Director A can exercise his/her voting rights pursuant to Applicable Law, in which case no affirmative votes of any Investor Director A shall be required to pass such resolution).

Any proposal by the Board to the General Meeting to dismiss or suspend any Investor Director shall also always require the affirmative vote of at least one Investor Director A (provided that, if there is only one Investor Director A then serving, such resolution shall not require the affirmative vote of such Investor Director A).

2.4.5
The Parties acknowledge that an Investor Director shall not have a conflict of interests with the Company within the meaning of Section 2:129(6) DCC by reason only of such Investor Director's affiliation with the Investor (or any direct or indirect shareholders of the Investor) or because of having been nominated for appointment or re-appointment by the Investor.

INFORMATION

3.1
Information received by Investor Directors

3.1.1
The Parties acknowledge that, in situations where an Investor Director receives:

a.
in his/her capacity as a Director, information regarding a business opportunity that may be of interest to the Group, he/she shall not disclose that information outside the Board until the Board has determined that such opportunity is not, or no longer, of interest to the Group and, thereafter, may only disclose such information to the Investor (subject always to restrictions under Applicable Law and provided that any such information so disclosed shall be subject to Article 3.2.4); and

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b.
in a capacity other than as a Director, information which imposes on him/her a duty of confidentiality, he/she shall not be obligated to disclose that information to the Company or the Board (and such information shall not be subject to the requirements of Article 3.1.1(a)).

3.2
Sharing of information with the Investor

3.2.1
The Company shall promptly provide the Investor, to the extent permitted by Applicable Law:

a.
no later than forty-five (45) Business Days after the end of each calendar month, the detailed business decks prepared by the Company’s management for purposes of the business review meetings referred to in Article 3.3.2, including a monthly management report comprising a consolidated profit and loss statement, balance sheet and cashflow statement of the Company and information on non-financial key performance indicators (e.g., such as operational data on sales, delivery performance, health and safety, environmental);

b.
sufficiently in advance of each annual budget meeting referred to in Article 3.3.2 so as to allow for meaningful discussion and consultation between the Investor Parents, the draft of the Company’s annual consolidated budget (including proposals, if any, with respect to the making or payment of any dividend or other distribution) prepared by the Company’s management for purposes of such annual business meeting;

c.
no later than forty-five (45) Business Days after the start of a fiscal year, the Company’s annual consolidated budget for such fiscal year;

d.
within ninety (90) Business Days after the end of each fiscal year, the annual consolidated financial statements of the Company based on the accounting rules applied by the Company from time to time;

e.
without undue delay after the completion of the audit of the annual consolidated financial statements of the Company, the auditor’s report and, if separate, the auditor’s opinion on such financial statements;

f.
as soon as reasonably practicable, any additional information, including in such form, which is reasonably requested or expedient in view of any Investor Parent’s regulatory, tax, merger control, compliance, or other reporting requirements.

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3.2.2
The Investor shall without undue delay confidentially provide the Company, to the extent permitted by Applicable Law and not prohibited by any then-existing contractual obligation, any information pertaining solely to the Investor which is required by the Company in view of any of its mandatory regulatory, tax, or compliance requirements subject to the Company's execution of customary confidentiality or nondisclosure agreements regarding such information, it being understood that the Investor shall not be obligated to disclose to any other person or authority any (a) information regarding any of its direct and/or indirect shareholders/investors and/or its of their Affiliates, including, (i) Advent International, L.P., an Affiliate of Advent International, L.P. or an entity directly and/or indirectly majority-owned by any funds in respect of which Advent International, L.P. or any of its Affiliates acts as management or advisory entity as well as (ii) Affiliates of Luxinva (for as long as Luxinva is directly and/or indirectly wholly owned by the Government of the Emirate of Abu Dhabi) or any entity that is directly or indirectly wholly owned by the Government of the Emirate of Abu Dhabi and (b) any sensitive non-public information (whether financial, personal or other information) relating to the Investor Parents or its Affiliates (including any of its or their direct or indirect holding companies).

3.2.3
Nothing in this Agreement shall require the Company or the Investor to disclose MNPI to the extent that such disclosure would violate Applicable Law.

3.2.4
Any information provided to the Investor pursuant to Article 3.2.1 shall be subject to the following rules:

a.
the Investor shall not use such information, directly or indirectly, (i) for any activity that competes with the Group or (ii) in any other way that is, or could be, materially detrimental to the Group;

b.
the Investor shall at all times treat and hold such information as confidential, and not disclose, or provide access to any person to, any information relating to trade secrets, processes, patent applications, intellectual property rights, know-how, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of customer, supplier, consultant, and other contracts, operations methods, product development techniques, business acquisition plans, procurement processes, new personnel, acquisition plans and all other confidential or proprietary information with respect to the Group or the Group's business from time to time, in each case except for disclosure of such information:
i.
to any of its directors, the Investor Parents, any Permitted Transferee and their respective directors, officers, employees and/or professional advisors (provided, however, that any such disclosure shall only be allowed to the

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extent permitted by Applicable Law and provided, further, that the recipient of such information shall treat such information in accordance with this Article 3.2.4);
ii.
which has been made public by the Company; or
iii.
which it is required to disclose under Applicable Law or is requested to disclose by any relevant authority, court or arbitral tribunal.

c.
the information shall, upon the termination of this Agreement, be returned to the Company or destroyed, except to the extent that the Investor is required by Applicable Law or bona fide internal compliance policies and procedures to retain such information or to the extent electronic copies of such information have been made pursuant to any automatic electronic back-up or archiving procedures for disaster recovery or similar purposes; and

d.
the information shall remain the exclusive property of the Company.

3.2.5
The Parties acknowledge that United States securities laws regulate and may restrict persons who have material, non-public information concerning a publicly traded company from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

3.3
Access to C-Level Managers

3.3.1
The Company shall ensure, to the extent permitted by Applicable Law, that the Investor has, upon reasonable request, reasonable access to the C-Level Managers for discussion and analysis of any affairs of the Company and its Subsidiaries.

3.3.2
The Company shall cause, to the extent permitted by Applicable Law, the C-Level Managers to regularly meet, and participate in discussions with, the Investor Parents’ respective investment teams responsible for the investment in the Company and/or the relevant Investor Director(s) in monthly business review meetings, annual budget meetings, as well as informal meetings of the Audit Committee and Compensation Committee.

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SUBSCRIPTION RIGHT

5.1
General

5.1.1
If and for as long as the Investor Shareholding represents more than fifty percent (50%) of the Share Capital, the Company shall give the Investor reasonable opportunity to participate in any Securities Issuance such that the percentage of the Share Capital represented by the Investor Shareholding does not decrease as a result of the consummation of such Securities Issuance in accordance with this Article 5, subject to Applicable Law.

5.2
Subscription Rights Notice

5.2.1
Subject to Applicable Law, the Company shall issue to the Investor a Subscription Rights Notice at least fifteen (15) Business Days prior to each envisaged Securities Issuance, together with the Subscription Documentation.

5.3
Participation in Securities Issuance

5.3.1
By written notification to the Company within ten (10) Business Days after the Subscription Rights Notice has been delivered by the Company to the Investor, the Investor may elect to participate in the relevant Securities Issuance, at the issue, subscription, purchase, conversion, exchange or exercise price (as applicable) (or, if applicable, within the notified price range) and otherwise on the terms and conditions specified in the Subscription Rights Notice and the accompanying Subscription Documentation, up to that number of Shares (or other New Securities convertible into, or exchangeable or exercisable for, up to that number of Shares) issuable in such Securities Issuance which equals (x) the percentage of the Share Capital represented by the Investor Shareholding immediately prior to the consummation of such Securities Issuance multiplied by (y) the total number of Shares, or Shares underlying other New Securities, issuable in such Securities Issuance.

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5.3.2
If the Investor has given written and timely notice to the Company of its election to participate in a Securities Issuance pursuant to and in accordance with Article 5.3.1, each Party shall take all actions reasonably required to be taken by it in order to give effect to such participation in accordance with the terms and conditions of the Subscription Documentation, including the requirement for the Investor:

a.
to promptly enter into the relevant Subscription Documentation any other deed, agreement, arrangement, contract, notice, form or other document (including any lock-up agreements and investor questionnaires) requested by the Company and reasonably necessary for such participation; and

b.
if applicable, satisfy the issue, subscription, purchase, conversion, exchange or exercise price for the New Securities issuable to the Investor in the manner contemplated by the Subscription Documentation.

5.3.3
If the Investor has not given written and timely notice to the Company of its election to participate in a Securities Issuance pursuant to and in accordance with Article 5.3.1, then upon the expiration of the ten (10) Business Day period referred to in Article 5.3.1, the Investor shall be deemed to have irrevocably and unconditionally waived its rights under this Article 5 with respect to the relevant Securities Issuance.

5.4
Transfer of Participation Right

5.4.1
The Investor may transfer its rights under this Article 5 to any Permitted Transferee(s), in whole or in part, subject to prior written notice to the Company. In case of such transfer, the Investor, Permitted Transferee(s) and the Company will enter into an agreement agreeing the terms on which any such Permitted Transferee is able to exercise its rights under this Article 5.

SELL-DOWN

6.1
General

6.1.1
This Article 6 (except for this Article 6.1.1) shall not apply in connection with the Offering. This Article 6 also does not apply to a Transfer to a Permitted Transferee in accordance with Article 7.8.

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6.1.2
Except as prohibited by Applicable Law, the Investor shall notify the Company in advance of any envisaged Block Trade, Private Placement, Public Offering or any other Transfer by the Investor that involves Shares representing one percent (1%) or more of the Share Capital at that time, in each case of the foregoing if such Transfer requires the filing of a Form 4 (or any successor form thereto) under Section 16 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or an amendment to the Investor’s Schedule 13D or 13G under Section 13 of the Exchange Act, provided that such notification to the Company shall not be required if the Investor determines in good faith and after consultation with its outside legal counsel that such notification would require the Company to disclose information concerning such envisaged Transfer to the public before this would otherwise be required by Applicable Law. For purposes of this Article 6.1.2, Transfers conducted by the Investor within a timeframe of six (6) months shall be considered to be the same Transfer.

6.1.3
The Investor shall conduct each Transfer, including in connection with any Block Trade, Private Placement or Public Offering in an orderly fashion and in a manner compliant with Applicable Law.

6.1.4
In view of the necessity of a clear and coordinated communication regarding any Block Trade, Private Placement or Public Offering, public communications by either Party with respect to such matters shall be made only in accordance with Applicable Law, and after consultation with the other Party regarding the contents and proposed timing of such communication, to the extent reasonably practicable and permitted under Applicable Law. Such prior consultation shall not be required for any communication:
a.
which is in line with a communication strategy pre-agreed between the Parties, if any;
b.
which is in the ordinary course of business of investor communication and does not involve the disclosure of specific information on a Transfer; or
c.
which merely states facts or information already in the public domain other than as a result of a breach of this Agreement.

6.1.5
All fees (including those incurred by underwriters, bookrunners and advisers) and expenses incurred by the Company in connection with any Transfer conducted by the Investor shall be borne by the Company.

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MISCELLANEOUS PROVISIONS

7.1
Notices

7.1.1
All notices given under this Agreement shall be given or made by electronic means of communication or in writing and, in the latter case, shall be sent by courier service or by registered mail (with a copy of such notice or request being sent in advance by electronic means of communication).

7.1.2
All notices given under this Agreement to a Party shall be sent:

a.
if to the Company, to:

INNIO N.V.

c/o Chief Executive Officer and Chief Financial Officer

cc: General Counsel

[•]

b. if to the Investor, to:

AI Alpine (Luxembourg) S.à r.l.
Attn: The Board of Managers
2-4 rue Beck
L‑1222 Luxembourg
Grand Duchy of Luxembourg
Email: [•]

with a copy to

Milbank LLP
Attn: Dr. Norbert Rieger
Maximilianstrasse 15
80539 Munich
Germany
Email: [•]

7.2
Entire agreement

7.2.1
Subject to and without prejudice to the registration rights agreement entered into between the Investor and the Company on [•], 2026, this Agreement replaces and supersedes any existing agreement or understanding between the Parties concerning the subject matter of this Agreement.

7.3
Further action

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7.3.1
If at any time after the execution of this Agreement any further action is necessary or desirable in order to implement this Agreement, each Party shall take all such actions as may reasonably be requested from it by the other Party.

7.3.2
The Company shall procure that the Board does not propose any amendments to the Articles of Association which amendment would contradict the terms of this Agreement and/or otherwise negatively affect the rights and entitlements granted to the Investor immediately upon consummation of the Offering.

7.4
No implied waiver

7.4.1
Subject to Article 5.3.3, nothing shall be construed as a waiver under this Agreement unless a document to that effect has been signed by the Parties or a notice to that effect has been given.

7.4.2
The failure of a Party to exercise or enforce any right under this Agreement shall not constitute a waiver of the right to exercise or enforce such right in the future.

7.5
Amendment

No amendment to this Agreement shall have any force or effect unless it is in writing and signed by both Parties and has been approved in writing by the Board (acting by majority vote, including the affirmative vote of at least one Non-Investor Director).

7.6
Invalidity

In the event that a provision of this Agreement is null and void or unenforceable (either in whole or in part):

a. the remainder of this Agreement shall continue to be effective to the extent that, given the substance and purpose of this Agreement, such remainder is not inextricably related to the null and void or unenforceable provision; and

b. the Parties shall make every effort to reach agreement on a new provision which differs as little as possible from the null and void or unenforceable provision, taking into account the substance and purpose of this Agreement.

7.7
No rescission or nullification

To the extent permitted by law, the Parties waive their rights to rescind or nullify or to demand the rescission, nullification or amendment of this Agreement, in whole or in part, on any grounds whatsoever.

21

7.8
No transfer, assignment or encumbrance

7.8.1
Subject to Article 7.8.2 or to the extent otherwise explicitly set forth herein, no Party may transfer, assign or encumber its contractual relationship, any of its rights or any of its obligations under this Agreement.

7.8.2
The Investor may transfer and assign the entire legal relationship, including all rights and obligations, under this Agreement to any Permitted Transferee to whom it has transferred all or a portion of its Investor Shareholding, or that otherwise holds Shares, in each case equal to at least the Sunset Percentage. In case of, and at the latest without undue delay (and no later than five (5) Business Days) after, any such transfer, the Investor shall notify the Company thereof.

7.9
Term and termination

7.9.1
This Agreement shall remain in full force for an indefinite period, subject to Article 7.9.2.

7.9.2
This Agreement shall terminate upon:
a.
the Shares no longer being listed on the Nasdaq Stock Exchange nor any other stock exchange;
b.
the Investor Shareholding no longer representing at least the Sunset Percentage;
c.
the Company's bankruptcy or dissolution;
d.
neither an Investor Parent individually nor the Investor Parents jointly continuing to hold, directly or indirectly, a majority of the equity interests and voting rights in the Investor;
e.
the Investor ceasing to be directly and/or indirectly majority owned by (i) funds in respect of which Advent International, L.P. or any of its Affiliates acts as management or advisory entity and/or (ii) any entity that is directly and/or indirectly wholly owned by the Government of the Emirate of Abu Dhabi; or
f.
the Investor serving written notice of termination of this Agreement on the Company.

7.9.3
Articles 1 (to the extent relevant), 6 (to the extent any obligations arising from Article 6 were created with respect to a Transfer that was initiated prior to the termination of this Agreement), 7 and 8 shall survive the termination of this Agreement.

22

GOVERNING LAW AND JURISDICTION

8.1
Governing law

8.1.1
This Agreement and any non-contractual obligation arising out of or in connection with this Agreement shall be exclusively governed by and construed in accordance with the laws of the Netherlands.

8.2
Jurisdiction

8.2.1
The Parties agree that any dispute in connection with this Agreement or any agreement resulting therefrom shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

(signature page follows)

23

Signature page to the Relationship Agreement

INNIO N.V.

Name:	O. Berlien	Name:	D. Schulze
Title:	CEO	Title:	CFO

AI Alpine (Luxembourg) S.à r.l.

Name:	Name:
Title:	Title:

1

EXHIBIT 10.10

Schedule A – Approval Catalogue

The following matters constitute the Approval Catalogue:

Part A

a.
consummation of mergers and acquisitions by the Company or a Subsidiary, where the transaction value of such transaction or a series of related transactions exceeds an amount equal to ten percent (10%) of the Company's net sales measured, in each case on a consolidated basis, at the end of the most recently completed financial year;
b.
appointing, removing or material changes to the compensation of the C-Level Managers;
c.
setting up a new employee incentive scheme or amending an existing incentive plan of the Company or a Subsidiary;
d.
initiating or settling litigation by the Company or a Subsidiary representing a value exceeding (i) $25 million, to the extent the competent forum for such litigation is outside of the United States and (ii) $50 million, to the extent the competent forum for such litigation is within the United States;
e.
fundamental changes to the business of the Group;
f.
effecting or proposing dividends, distributions, repurchases or cancellations ordinary shares by the Company;
g.
the termination of an Observer Agreement as referred to in Article 2.3.1; and
h.
any amendment to the Board Rules;

Part B

i.
making a proposal to the General Meeting to pass any of the following resolutions:
i.
to issue ordinary shares or grant rights to subscribe for ordinary shares;
ii.
to limit or exclude pre-emption rights;
iii.
to reduce the Company's issued share capital;
iv.
to make a distribution from the Company's profits or reserves in the form of ordinary shares in the Company's capital; and
v.
to amend the Articles of Association, or for the Company to enter into a merger or demerger, or to dissolve the Company.

2

Schedule B –Board Rules

[circulated separately]

3

Schedule C – Observer Agreement

[circulated separately]